Exhibit 99.1

INTERNATIONAL SHIPHOLDING CORPORATION REPORTS FIRST QUARTER 2014 RESULTS

Declares first quarter dividend of $0.25 per share

Mobile, Alabama, April 30, 2014 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended March 31, 2014.

First Quarter 2014 Highlights

•	Declared a first quarter dividend of $0.25 per share of Common Stock payable on June 3, 2014 to shareholders of record as of May 16, 2014
•	Paid a $2.375 per share and $2.25 per share dividend on its Series A and Series B Preferred Stock, respectively, on April 30, 2014

Net Loss

The Company reported a net loss of $3.2 million for the three months ended March 31, 2014.  For the comparable three months ended March 31, 2013, the Company reported a net loss of $1.5 million after deducting a $3.2 million non-operating foreign exchange gain on its Yen denominated loan.

Mr. Niels M. Johnsen, Chairman and Chief Executive, commented, “In the first quarter, we continued to execute our strategy of partnering with experienced, high quality counterparties, deploying our diversified fleet on primarily medium to long-term contracts. In addition, as reported in our April 14, 2014, press release, we have taken steps to address the factors that impacted our results for this quarter.”

Mr. Johnsen concluded, “ISH remains well positioned to create value for our shareholders by taking advantage of our strong contract coverage, our strategic and financial flexibility, and our ability to pursue accretive acquisitions across niche maritime markets. Similarly, we remain focused on returning value to our shareholders. Our Board of Directors has thus declared a $0.25 per share dividend for the first quarter of 2014, in line with our $1.00 per share target for the full year 2014.”

Gross Voyage Profit

The Company’s gross voyage profit, representing the results of its six reporting segments, was $9.9 million, for the first quarter of 2014, compared to $11.3 million in the 2013 three month period.  The comparable results by operating segment are shown below.

(All Amounts in Millions)
	Jones Act	Pure Car Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total
First Quarter, 2014
Gross Voyage Profit	$4.2	$2.4	$1.4	$0.8	$0.7	$0.4	$9.9

Depreciation	(1.9)	(2.2)	(1.6)	(0.5)	(0.5)	-	(6.7)
Gross Profit	$2.3	$0.2	$(0.2)	$0.3	$0.2	$0.4	$3.2
(After Depreciation)
EBITDA	$7.9	$2.9	$1.5	$1.0	$2.0	$(4.7)	$10.6
Number of non-operating days	58	5	1	-	-	-	64
Number of operating days	572	625	1,889	180	990	-	4,256
Number of Vessels	7	7	21	2	11	-	48

First Quarter, 2013
Gross Voyage Profit	$6.3	$4.2	$(1.3)	$1.5	$0.2	$0.4	$11.3

Depreciation	(1.1)	(2.0)	(1.7)	(0.5)	(0.5)	-	(5.8)
Gross Profit (Loss)	$5.2	$2.2	$(3.0)	$1.0	$(0.3)	$0.4	$5.5
(After Depreciation)
EBITDA	$8.1	$8.5	$(0.6)	$1.8	$1.0	$(4.7)	$14.1
Number of non-operating days	23	-	21	-	18	-	62
Number of operating days	517	630	1,870	180	972	-	4,169
Number of Vessels	6	7	21	2	11	-	47

Variance
Gross Voyage Profit	$(2.1)	$(1.8)	$2.7	$(0.7)	$0.5	$-	$(1.4)
Depreciation	$(0.8)	$(0.2)	$0.1	$-	$-	$-	$(0.9)
Gross Profit (Loss)	$(2.9)	$(2.0)	$2.8	$(0.7)	$0.5	$-	$(2.3)

The year-over-year drop in gross voyage profit for the Jones Act segment was driven primarily by the increased non-operating days for the Company’s United Ocean Services (“UOS”) fleet.  The UOS fleet results were impacted by 21 adverse weather days and 25 days due to a machinery casualty for which repairs were completed during the first quarter.  Gross voyage profit on the Pure Car Truck Carrier (“PCTC”) segment was lower due to a reduction in the charter rate on one of our International Flag PCTCs, which took effect April 2013, and lower supplemental cargo volumes.  The Dry Bulk segment reflects improved results year-over-year due primarily to the results of our cape size vessel, which is on charter throughout 2014 at a rate in the high teens.  The Rail Ferry segment reported lower results than the comparable 2013 first quarter due primarily to lower northbound volumes.  The  Specialty Contracts segment’s improved results are due primarily to increased operating days in the quarter, as our ice-strengthened vessel experienced several non-operating days in the first quarter of 2013 after redelivery from a government contract.  The Company’s Other segment experienced slightly lower chartering brokerage revenues.

Administrative and General

Administrative and general expenses were approximately $146,000 higher for the quarter ended March 31, 2014 compared to the same period in 2013.  Higher legal and professional fees were the primary reason.

Interest and Other

Interest expense for the three months ended March 31, 2014 was slightly lower than the comparable 2013 period, due primarily to scheduled debt payments in 2014 and the recognition of a non-cash foreign exchange gain on the Company’s Yen-denominated loan facility in 2013.    In December 2013, the Company entered into Yen forward currency contracts for the full amount of the outstanding Yen facility.  As such, any future fluctuations of the Yen will no longer materially affect our reported results.

Taxes

The Company recorded a tax benefit of approximately $882,000 in the first quarter of 2014 resulting primarily from its Jones Act results.

Balance Sheet

The Company’s working capital at March 31, 2014 was $4.6 million, a decrease of $11.8 million from December 31, 2013.  The decrease was driven primarily by the Company’s minority investment in a joint venture owning two chemical tanker vessels and a construction payment on a Handysize vessel scheduled for delivery in 2015.  Cash and cash equivalents were approximately $11.4 million with an available borrowing capacity under its Line  of Credit of approximately $26 million.  The Company’s total debt obligations at March  31, 2014  were approximately $194 million.

Dividend Declarations

On April 7, 2014,  the Company’s Board of Directors approved per-share dividend payments payable on April 30, 2014, of $2.375 and $2.25 on its Series A and Series B Preferred Stock, respectively, representing regular quarterly payments.  Additionally, the Board of Directors declared a $0.25 dividend payable on June  3, 2014 for each share of common stock owned on the record date of May 16, 2014.  All future dividend declarations remain subject to the discretion of International Shipholding Corporation’s Board of Directors.

Outlook

The Company projects 2014 EBITDA in the range of $60 to $64 million and affirms that its 2014 cash outlay on capital expenditures, including drydock costs, will be within a $13 - $16 million range.  The Company set a $1.00 common stock dividend target for the 2014 fiscal year.

All 2014 outlook figures included in this release exclude the effects of special items, future changes in regulation, the impact of unforeseen litigation or unforeseen events or circumstances that reduce vessel deployment or rates, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions.  For purposes of this outlook section, EBITDA means earnings before interest, taxes, depreciation and amortization.  See “Caution concerning forward-looking statements” below. Dividends are payable only if and when declared by our board of directors, which remains free to change or terminate our dividend practices at any time.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, May 1, 2014, at 10:00 AM ET. To participate in the conference call, please dial (888) 455-2260 (domestic) or (719) 325-2464  (international). Participants can reference the International Shipholding Corporation First Quarter 2014 Earnings Call or passcode 8508207.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through May 8, 2014 at (877) 870-5176 (domestic) or (858) 384-5517 (international).  The passcode for the replay is 8508207.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information,  the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2014 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, to maximize our carriage of supplemental cargoes; and to improve the return on our dry bulk fleet if and when market conditions improve; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including charges in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy and trade restrictions; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, accidents, equipment failures, adverse weather, natural disasters, piracy or other causes; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.

We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

Non-GAAP Reconciliation by Segment
Quarter ended March 31, 2014

(All Amounts in Millions)		Pure Car			Specialty
	Jones Act	Truck Carriers	Dry Bulk	Rail-Ferry	Contracts	Other	Total
First Quarter, 2014
Gross Voyage Profit	$4.2	$2.4	$1.4	$0.8	$0.7	$0.4	$9.9
*Add Back: Amortization & Drydock	3.7	0.5	0.1	0.2	0.7	-	5.2
A&G	(1.8)	(1.4)	(0.8)	(0.6)	(0.7)	(0.3)	(5.6)
Other	1.8	1.4	0.8	0.6	1.3	(4.8)	1.1
EBITDA	$7.9	$2.9	$1.5	$1.0	$2.0	$(4.7)	$10.6
Depreciation	(1.9)	(2.2)	(1.6)	(0.5)	(0.5)	-	(6.7)
Amortization	(3.7)	(0.5)	(0.1)	(0.2)	(0.7)	-	(5.2)
Other	-	-	-	-	(0.6)	(0.5)	(1.1)
*Add Back: Unconsolidated Entities	-	-	0.1	-	-	-	0.1
Operating Income (Loss)	$2.3	$0.2	$(0.1)	$0.3	$0.2	$(5.2)	$(2.3)

First Quarter, 2013
Gross Voyage Profit (Loss)	$6.3	$4.2	$(1.3)	$1.5	$0.2	$0.4	$11.3
*Add Back: Amortization & Drydock	1.8	0.5	0.7	0.3	0.3	-	3.6
A&G	(2.7)	(1.9)	-	(0.6)	(0.1)	(0.1)	(5.4)
Other	2.7	5.7		0.6	0.6	(5.0)	4.6
EBITDA	$8.1	$8.5	$(0.6)	$1.8	$1.0	$(4.7)	$14.1
Depreciation	(1.1)	(2.0)	(1.7)	(0.5)	(0.5)	-	(5.8)
Amortization	(1.8)	(0.5)	(0.7)	(0.3)	(0.3)	-	(3.6)
Other	-	(3.8)	-	-	(0.5)	(0.3)	(4.6)
*Add Back: Unconsolidated Entities	-	-	0.3	(0.1)	-	-	0.2
Operating Income (Loss)	$5.2	$2.2	$(2.7)	$0.9	$(0.3)	$(5.0)	$0.3

* To remove the effect of including the results of the unconsolidated entities, drydock, and amortization in Gross Voyage Profit

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(All Amounts in Thousands)
(Unaudited)
	Three Months Ended March 31,
	2014	2013
Revenues	$72,694	$81,124

Operating Expenses:
Voyage Expenses	61,603	67,724
Amortization Expense	1,029	1,867
Vessel Depreciation	6,721	5,771
Other Depreciation	18	23
Administrative and General Expenses	5,579	5,433

Total Operating Expenses	74,950	80,818

Operating (Loss) Income	(2,256)	306

Interest and Other:
Interest Expense	2,145	2,201
Derivative Loss/(Gain)	14	(77)
Other Income from Vessel Financing	(489)	(555)
Investment Income	(19)	(40)
Foreign Exchange Loss/(Gain)	84	(3,181)
	1,735	(1,652)

(Loss)/Income Before Provision/(Benefit) for Income Taxes
and Equity in Net Loss of Unconsolidated Entities	(3,991)	1,958

(Benefit)/Provision for Income Taxes:	(882)	35
Equity in Net Loss of Unconsolidated
Entities (Net of Applicable Taxes)	(108)	(270)

Net (Loss)/Income	$(3,217)	$1,653

Preferred Stock Dividends	1,305	251

Net (Loss)/Income Available to Common Stockholders	$(4,522)	$1,402

Basic and Diluted Earnings Per Common Share:

Basic Earnings Per Common Share:	$(0.62)	$0.19

Diluted Earnings Per Common Share:	$(0.62)	$0.19

Weighted Average Shares of Common Stock Outstanding:
Basic	7,252,075	7,212,901
Diluted	7,252,075	7,233,400

Common Stock Dividends Per Share	$0.25	$0.25

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands)
(Unaudited)
	March 31,	December 31,
ASSETS	2014	2013

Cash and Cash Equivalents	$11,435	$20,010
Restricted Cash	8,000	8,499
Accounts Receivable, Net of Allowance for Doubtful Accounts	29,343	30,417
Deferred Tax Asset	1,635	3,084
Other Current Assets	7,492	9,797
Notes Receivable	3,726	3,712
Material and Supplies Inventory	11,344	11,322
Total Current Assets	72,975	86,841

Investment in Unconsolidated Entities	20,571	14,818

Vessels, Property, and Other Equipment, at Cost:
Vessels	582,870	582,416
Building	1,352	1,211
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	8,430	2,673
Furniture and Equipment	11,823	11,727
	631,446	624,998
Less - Accumulated Depreciation	(182,455)	(175,106)
	448,991	449,892

Other Assets:
Deferred Charges, Net of Accumulated Amortization	26,728	29,309
Intangible Assets, Net of Accumulated Amortization	27,727	28,756
Due from Related Parties	1,972	1,974
Notes Receivable	26,858	27,659
Goodwill	2,735	2,735
Deferred Tax Asset	9,679	7,325
Other	4,518	7,383
	100,217	105,141

TOTAL ASSETS	$642,754	$656,692

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands)
(Unaudited)
	March 31,	December 31,
	2014	2013
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$19,559	$19,213
Accounts Payable and Other Accrued Expenses	48,765	51,220
Total Current Liabilities	68,324	70,433

Long-Term Debt, Less Current Maturities	174,554	179,016

Other Long-Term Liabilities:
Lease Incentive Obligation	8,745	5,397
Other	60,357	65,306

TOTAL LIABILITIES	311,980	320,152

Stockholders' Equity:
Preferred Stock - Series A	250	250
Preferred Stock - Series B	316	316
Common Stock	8,712	8,692
Additional Paid-In Capital	140,542	140,115
Retained Earnings	220,108	226,480
Treasury Stock	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(13,751)	(13,910)
TOTAL STOCKHOLDERS' EQUITY	330,774	336,540

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$642,754	$656,692

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities:
Net (Loss) Income	$(3,217)	$1,653
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation	6,905	5,936
Amortization of Deferred Charges	4,286	1,913
Amortization of Intangible Assets	1,029	1,873
Deferred Tax	(905)	-
Non-Cash Share Based Compensation	447	273
Equity in Net Loss of Unconsolidated Entities	108	270
Loss (Gain) on Foreign Currency Exchange	84	(3,181)
Changes in:
Deferred Drydocking Charges	(1,775)	(2,722)
Accounts Receivable	3,620	(5,400)
Inventories and Other Current Assets	2,006	1,932
Other Assets	(500)	422
Accounts Payable and Accrued Liabilities	(2,020)	3,488
Other Long-Term Liabilities	(2,570)	6,053
Net Cash Provided by Operating Activities	7,498	12,510

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	-	558
Capital Improvements to Vessels and Other Assets	(5,884)	(3,612)
Investment in Unconsolidated Entities	(5,814)	-
Net Increase in Restricted Cash Account	2,499	-
Acquisition of United Ocean Services, LLC, net of cash acquired	-	(2,475)
Proceeds from Payments on Note Receivables	1,062	1,102
Net Cash (Used In) Investing Activities	(8,137)	(4,427)

Cash Flows from Financing Activities:
Issuance of Preferred Stock	-	23,438
Proceeds from Issuance of Debt	8,000	17,000
Repayment of Debt	(12,755)	(35,406)
Additions to Deferred Financing Charges	(62)	(396)
Dividends Paid	(3,119)	(1,826)
Net Cash (Used In) Provided by Financing Activities	(7,936)	2,810

Net (Decrease) Increase in Cash and Cash Equivalents	(8,575)	10,893
Cash and Cash Equivalents at Beginning of Period	20,010	19,868

Cash and Cash Equivalents at End of Period	$11,435	$30,761